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                                                                    EXHIBIT 10.1

                                                               Execution Version

                                  $375,000,000

                       CORRECTIONS CORPORATION OF AMERICA

                          6 1/4% SENIOR NOTES DUE 2013

                               PURCHASE AGREEMENT

March 8, 2005
LEHMAN BROTHERS INC.,
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES, LLC
As Representatives of the several Initial Purchasers named in Schedule I c/o
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

      Corrections Corporation of America, a Maryland corporation (the "Company"), proposes, upon the terms and considerations set forth herein, to issue and sell to you, as the initial purchasers (the "Initial Purchasers"), $375.0 million in aggregate principal amount of its 6-1/4% Senior Notes due 2013 (the "Notes"). The Initial Purchasers, acting severally and not jointly, propose to purchase the respective principal amount of Notes set forth on Schedule I attached hereto. The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below) and (ii) are to be issued pursuant to an Indenture dated March 23, 2005 (the "Indenture") to be entered into among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the "Trustee"). The Company's obligations under the Notes, including the due and punctual payment of interest on the Notes, will be unconditionally guaranteed (the "Guarantees") by the subsidiaries listed in Schedule II hereto that have signed this Agreement, (together the "Guarantors"). As used herein, the term "Notes" shall include the Guarantees, unless the context otherwise requires. This is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

      1. Preliminary Offering Memorandum and Offering Memorandum. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption pursuant to Section 4(2) under the Securities Act. The Company and the Guarantors have prepared a preliminary offering memorandum, dated March 8, 2005 (the "Preliminary Offering Memorandum"), and an offering memorandum, dated March 8, 2005 (the "Offering Memorandum"), setting forth information regarding the Company, the Guarantors, the Notes and the Exchange Notes (as defined herein), the Guarantees and the Exchange Guarantees (as defined herein). The Company and the Guarantors hereby confirm that they have authorized the use of the Preliminary Offering


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Memorandum and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers in accordance with Section 3 hereof.

      Any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include the Company's most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and the Company's Current Reports on Form 8-K, dated January 6, 2005, February 10, 2005, February 23, 2005 and March 2, 2005, each as filed with the United States Securities and Exchange Commission (the "Commission") pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or prior to the date of the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall also be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Offering Memorandum and prior to the date on which the Notes offering is consummated. In no event, however, will any of the information disclosed by the Company under Items 2.02 and 7.01 of any Current Report on Form 8-K that may from time to time be furnished with the Commission be included in any reference to the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the "Exchange Act Reports."

      It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or, in substitution thereof) shall bear the following legend (along with such other legends as the Initial Purchasers and their counsel deem necessary):

      "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN

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      ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED
      STATES."

      You have advised the Company that you will make offers (the "Exempt Resales") of the Notes purchased by you hereunder on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to (i) persons whom you reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Securities Act ("QIBs") and (ii) outside the United States to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. Those persons specified in clauses (i) and (ii) are referred to herein as the ("Eligible Purchasers"). You will offer the Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

      Holders (including subsequent transferees) of the Notes will have the registration rights set forth in the registration rights agreement attached hereto as Exhibit A (the "Registration Rights Agreement") among the Company, the Guarantors and the Initial Purchasers to be dated March 23, 2005 (the "Closing Date"), for so long as such Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Commission under the circumstances set forth therein, a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the Company's 6-1/4% Senior Notes due 2013 (the "Exchange Notes") and the Guarantors' Exchange Guarantees (the "Exchange Guarantees" to be offered in exchange for the Notes and the Guarantees. Such portion of the offering is referred to as the "Exchange Offer."

      2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:

            (a) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities of the Company or any of the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

            (b) Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Notes and upon application of the net proceeds therefrom as described under the caption "Use of Proceeds" in the Offering Memorandum will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            (c) The Company and each Guarantor has all requisite corporate, limited liability company or limited partnership power and authority to enter into the Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Company and each Guarantor and, when executed by the Company and each Guarantor on the Closing Date in accordance with the terms hereof and thereof, the Registration Rights Agreement will have been validly executed and delivered by the Company and the Guarantors. When the Registration Rights Agreement has been duly executed and delivered by the Company and each of the

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Guarantors (assuming the due execution and delivery thereof by you), the
Registration Rights Agreement will be the legally valid and binding obligation of the Company and each Guarantor in accordance with the terms hereof and thereof, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights and remedies generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, as to rights of indemnification and contribution, by principles of public policy and applicable laws, including but not limited to federal and state securities laws.

            (d) Assuming that your representations and warranties in Section 3(a) are true, the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) is exempt from the registration requirements of the Securities Act. No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used or will be used by the Company, the Guarantors, any of their affiliates or any of their respective representatives (other than each of you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

            (e) No form of general solicitation or general advertising was used by the Company, the Guarantors or any of their respective representatives (other than each of you or any person acting on your behalf, as to whom the Company and the Guarantors make no representation) with respect to Notes sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities
Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act, and the Company, any affiliate of the Company and any person acting on its or their behalf (other than each of you, as to whom the Company and the Guarantors make no representation) has complied with and will implement the "offering restrictions" required by Rule 902.

            (f) The Company is subject to Section 13 or 15(d) of the Exchange
Act.

            (g) The Offering Memorandum with respect to the Notes has been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. To the knowledge of the Company after reasonable investigation, no order or decree preventing the use of the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

            (h) The Preliminary Offering Memorandum, the Offering Memorandum and the Exchange Act Reports as of their respective dates and the Offering Memorandum, as amended or supplemented, as of the Closing Date, did not or will not at any time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not

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apply to statements in or omissions from the Preliminary Offering Memorandum and
Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by or on behalf of the Initial Purchasers expressly for use therein.

            (i) The Registration Rights Agreement will conform to the description thereof in the Offering Memorandum in all material respects.

            (j) The market-related and customer-related data and estimates included under the captions "Summary" and "Business" in the Offering Memorandum are based on or derived from sources which the Company and the Guarantors believe to be reliable and accurate in all material respects.

            (k) The Company and each of its subsidiaries have been duly organized and are validly existing as corporations, limited liability companies or limited partnerships in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies or limited partnerships in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except as would not, individually or in the aggregate, have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and have all corporate, limited liability company or limited partnership power and authority, as applicable, necessary to own or hold their respective properties and to conduct the businesses in which they are presently engaged and none of the subsidiaries of the Company (other than CCA of Tennessee, LLC., CCA Properties of America LLC, CCA Properties of Texas LP; CCA Properties of Arizona LLC; and CCA Properties of Tennessee LLC (collectively, the "Significant Subsidiaries")) is a "significant subsidiary", as such term is defined in Rule 405 of the Rules and Regulations.

(l) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Offering Memorandum; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as set forth in the Offering Memorandum.

            (m) The Company and each Guarantor has all requisite corporate, limited company or limited partnership power and authority to enter into the Indenture. The Indenture has been duly and validly authorized by the Company and each Guarantor, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and each Guarantor, enforceable against the Company and each Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles; no qualification of the Indenture under the Trust Indenture Act of 1939, as

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amended (the "1939 Act"), is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales.

            (n) The Indenture will conform to the description thereof in the Offering Memorandum in all material respects.

            (o) The Company has all requisite corporate power and authority to issue and sell the Notes. The Notes have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

            (p) The Notes will conform to the description thereof in the Offering Memorandum in all material respects.

            (q) The Company has all requisite corporate power and authority to issue the Exchange Notes. The Exchange Notes have been duly and validly authorized by the Company and if and when duly executed and authenticated in accordance with the terms of the Indenture and issued and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

            (r) Each Guarantor has all requisite corporate limited company or limited partnership power and authority to issue the Guarantees. The Guarantees have been duly and validly authorized by each Guarantor and when duly executed and delivered by each Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with their terms, except as such enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

            (s) The Guarantees will conform to the description thereof in the Offering Memorandum in all material respects.

            (t) Each Guarantor has all requisite corporate limited company or limited partnership power and authority to issue the Exchange Guarantees. The Exchange Guarantees have been duly and validly authorized by each Guarantor and if and when duly executed and

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delivered by each Guarantor in accordance with the terms of the Indenture and upon the due execution and authentication of the Exchange Notes in accordance with the Indenture and the issuance and delivery of the Exchange Notes in the Exchange Offer contemplated by the Registration Rights Agreement, will constitute valid and binding obligations of each Guarantor, entitled to the benefits of the Indenture, enforceable against each Guarantor in accordance with their terms, except as such enforceability of the Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles.

            (u) The Company and each Guarantor has all requisite corporate limited company or limited partnership limited company or limited partnership power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

            (v) The issue and sale of the Notes and the Guarantees and the execution, delivery and performance of this Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, and compliance by the Company and the Guarantors with all of the provisions of the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Indenture, the Registration Rights Agreement, by the Company and each of the Guarantors, as applicable, and this Agreement and the consummation of the transactions contemplated hereby and thereby and the use of the net proceeds from the sale of the Notes as described in the Offering Memorandum (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company, or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except where such conflict, breach, violation or default would not have a Material Adverse Effect (ii) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except where such conflict, breach, violation or default would not have a Material Adverse Effect. Assuming the accuracy of the representations, warranties and covenants of the Initial Purchasers in Section 3(a) hereof, no consent, approval, authorization or order of, or filing, registration or qualification with any such court or governmental agency or body is required for the issue and sale of the Notes and the Guarantees or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Indenture, except where the failure to receive the required consent, approval, authorization, order, filing, registration or qualification (other than as may be required under the federal securities laws) would not have a Material Adverse Effect and except for the filing of a registration statement by the Company with the Commission pursuant to the Securities Act as required by the Registration Rights Agreement and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers.

            (w) There are no contracts, agreements or understandings between the Company, any subsidiary and any person granting such person the right (other than rights that

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have been waived or satisfied) to require the Company or any subsidiary to file a registration statement under the Securities Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person or to require the Company or any subsidiary to include such securities in the securities registered pursuant to the Registration Rights Agreement or, except for those registration rights as provided in the registration rights agreements, dated December 31, 1998, as amended through the date hereof, by and between the Company and PMI Mezzanine Fund, L.P., and the registration rights agreement, dated as of December 31, 1998, by and between Correctional Management Services Corporation, a predecessor of the Company, and CFE, Inc., in any securities being registered pursuant to any other registration statement filed by the Company or any Guarantor under the Securities Act.

            (x) During the six-month period preceding the date of the Offering Memorandum, none of the Company, the Guarantors or any other person acting on behalf of the Company or any Guarantor has offered or sold to any person any Notes or Guarantees, or any securities of the same or a similar class as the Notes or Guarantees, other than Notes or Guarantees offered or sold to the Initial Purchasers hereunder. The Company and each of the Guarantors will take reasonable precautions designed to ensure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act), of any Notes or any substantially similar security issued by the Company or any Guarantor, within six months subsequent to the date on which the distribution of the Notes has been completed (as notified to the Company by the Initial Purchasers), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Notes in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act; including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

            (y) To our knowledge after reasonable investigation, neither the Company, the Guarantors nor any of their respective subsidiaries has sustained, since the date of the latest audited financial statements included incorporated by reference in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, in each case otherwise than as set forth or contemplated in the Offering Memorandum and except where such loss or interference would not have a Material Adverse Effect; and, since such date, there has not been any change in the capitalization or long-term debt of the Company. the Guarantors or any of their respective subsidiaries or any development in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company, the Guarantors or any of their respective subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum or as would not have a Material Adverse Effect.

            (z) The historical consolidated financial statements (including the related notes and supporting schedules) included in the Offering Memorandum comply in all material respects with the requirements of Regulation S X under the Securities Act applicable to registration statements on Form S-1 under the Securities Act and present fairly, in all material respects, the consolidated financial condition and results of operations of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in all material respects in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods presented.

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            (aa) Ernst & Young LLP, who have certified certain financial statements of the Company, whose report appears in the Offering Memorandum and who have delivered the letter referred to in Sections 7(f) hereof, are independent registered public accountants as required by the Securities Act and the Rules and Regulations, and were independent accountants as required by the Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Offering Memorandum.

            (bb) Except as set forth or contemplated in the Offering Memorandum, the Company, and each of its subsidiaries has good and valid title in fee simple to all real property and good and valid title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and each of its subsidiaries; and all real property and buildings held under lease by the Company and each of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made of such property and buildings by the Company and its subsidiaries.

            (cc) To their knowledge after reasonable investigation, the Company and each of its respective subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

            (dd) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses except where the failure to own or possess such rights would not result in a Material Adverse Effect, and have no knowledge after reasonable investigation that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, which individually or in the aggregate, would result in a Material Adverse Effect.

            (ee) Except as described in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company, its Guarantors or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect. To the Company's and each subsidiary's knowledge, except as disclosed in the Offering Memorandum, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (ff) There are no contracts or other documents that as of the filing date of the annual report on form 10-K would be required to be filed as exhibits to a Company registration statement pursuant to Item 601(10) of Regulation S-K that have not been so filed as of March 7, 2005.

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            (gg) No relationship, direct or indirect, that would be required to be described under Item 404 of Regulation S-K promulgated under the Act, exists between or among the Company, any Guarantor on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, or any Guarantor on the other hand, other than as described in the Offering Memorandum.

            (hh) No labor disturbance by the employees of the Company or any subsidiary exists or, to the knowledge of the Company or any subsidiary, is imminent which could reasonably be expected to have a Material Adverse Effect.

            (ii) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any subsidiary would have any liability; neither the Company nor any subsidiary has incurred and expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or
(ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except for such action or failure which would not result in a Material Adverse Effect.

            (jj) Set forth on Exhibit B hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person.

            (kk) Except as described in the Offering Memorandum, the Company and each of the subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed (subject to extensions of time for the proper filing of such returns) through the date hereof and has paid all taxes as set forth in such returns, and no tax deficiency has been determined adversely to the Company, or any of its subsidiaries (nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency) which, if determined adversely to the Company or any of its subsidiaries, might reasonably be expected to have a Material Adverse Effect.

            (ll) Since the date as of which information is given in the Offering Memorandum through the date hereof, and except as may otherwise be disclosed in the Offering Memorandum or the Exchange Act Reports, neither the Company nor any Guarantor has (i) issued or granted any securities not otherwise in the ordinary course of business, (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock not otherwise in the ordinary course of business.

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            (mm) The Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets and (C) the reported accountability for its assets is compared with existing assets at reasonable intervals.

            (nn) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) except as described in the Offering Memorandum is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except, with regard to (ii) and (iii) of this paragraph, for such defaults, violations or failures that would not reasonably be expected to have a Material Adverse Effect.

            (oo) To the knowledge of the Company after reasonable investigation, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (pp) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of a date within 90 days prior to the filing of the Company's most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

            (qq) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls, except as disclosed in the Offering Memorandum; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

            (rr) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

            (ss) The Company and, to the best of its knowledge, its officers and its directors are in compliance in all material respects with applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective as of the date hereof.

            (tt) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company or any of its subsidiaries or any of their predecessors in interest) upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

            (uu) The market-related and customer-related data and estimates included under the captions "Summary" and "Business" in the Offering Memorandum are based on or derived from sources which the Company believes to be reliable and accurate in all material respects.

            (vv) During the six-month period preceding the date of the Offering Memorandum, neither the Company nor any of its subsidiaries nor any of their respective affiliates has taken any action which is designed to or which has constituted stabilization or manipulation of the price of any security of the Company, the Guarantors or any of their respective subsidiaries in connection with the offering of the Notes.

            (ww) The statements set forth under the captions "Risk Factors -- We are subject to legal proceedings associated with owning and managing correctional detention facilities," "Our Company," "Business Development," "Business Strategy," "Certain U.S. Federal Income Tax Considerations" and "ERISA Considerations" in the Offering Memorandum insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

            (xx) No Restricted Subsidiary (as defined in the Indenture) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary's capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary's property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Offering Memorandum or pursuant to the provisions of (1) that certain indenture, dated May 3, 2002, governing the Company's 9.875% Senior Notes due 2009, (2) that certain indenture, dated May 7, 2003, governing the Company's 7.50% Senior Notes due 2011, and (3) the Credit Agreement.

            (yy) None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

            (zz) Immediately after each of the Guarantors has entered into the Guarantee to which it is a party, (i) the fair value of the assets of such Guarantor will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Guarantor, (ii) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured,
(iii) such Guarantor will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) such Guarantor will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Delivery Date.

            Neither the Company nor any of its subsidiaries intend, or intends to permit any of its respective subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of its subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company's indebtedness or the indebtedness of each subsidiary.

            (aaa) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

            (bbb) The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations (the "Rules and Regulations") of the Commission thereunder.

      3.    Purchase and Resale of the Notes by the Initial Purchasers

            (a) The Company and the Guarantors, jointly and severally hereby agree, on the basis of the representations, warranties and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 6-1/4% of the principal amount thereof, the total principal amount of Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the Notes to be purchased as provided herein and, provided further, the Company and the Guarantors' obligation to deliver any of the securities hereunder is subject to the success of the Tender Offer as determined on the Consent Date (each as defined in the Company's Offer to Purchase and Consent Solicitation Statement, dated March 8, 2005).

            (b) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each of the Initial Purchasers hereby represents and warrants to, and agrees with, the Company that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) in connection with the offering of the Notes. The Initial Purchasers have advised the Company that they will offer the Notes to Eligible Purchasers at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Notes. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

            Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(c) and 7(d) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties and agreements and the Initial Purchasers hereby consent to such reliance.

      4. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 at 9:00 A.M., New York City time, on the Closing Date. The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

            The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company ("DTC"), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form (the "Global Notes") or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co. as nominee of DTC, and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date.

      5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally agree with each of the Initial Purchasers as follows:

            (a) The Company and the Guarantors will furnish to the Initial Purchasers without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as it may reasonably request.

            (b) The Company and the Guarantors will not make any amendment or supplement to the Offering Memorandum, or file any Exchange Act Reports after the date hereof and prior to the Closing Date, of which the Initial Purchasers shall not previously have been advised or, with respect to any such amendment or supplement to the Offering Memorandum, to which they shall reasonably object after being so advised.

            (c) Prior to the execution and delivery of this Agreement, the Company and the Guarantors shall have delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Offering Memorandum. The Company and each of the Guarantors consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes

            (d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event shall occur or that in the judgment of the Company, any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Offering Memorandum in order to comply with any law, the Company and the Guarantors will, subject to subsection (b) above, forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

            (e) The Company and each of the Guarantors will cooperate with the Initial Purchasers and with their counsel in connection with the qualification of the Notes for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided, that in no event shall the Company or any of the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.

            (f) For a period of 180 days from the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company, the Guarantors or any of their respective subsidiaries, except (i) in exchange for the Exchange Notes and the Exchange Guarantees in connection with the Exchange Offer or (ii) with the prior consent of the Representatives.

            (g) So long as the Notes are outstanding, unless such documents are available to the Initial Purchasers via the Commission's website, EDGAR, to furnish to the holders of the Notes as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Memorandum), will make available to its securityholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail.

            (h) So long as any of the Notes are outstanding, unless such documents are available to the Initial Purchasers via the Commission's website, EDGAR, the Company and the Guarantors will furnish to the Initial Purchasers (i) as soon as reasonably available, a copy of each report of the Company or any Guarantor mailed to stockholders generally or filed with any stock exchange or regulatory body and (ii) from time to time such other information concerning the Company or the Guarantors as the Initial Purchasers may reasonably request.

            (i) If this Agreement shall terminate or shall be terminated after execution and delivery pursuant to any provisions hereof (otherwise than by notice given by the Initial Purchasers terminating this Agreement pursuant to
Section 10 hereof) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Company or any of the Guarantors to comply with the terms or fulfill any of the conditions of this Agreement, the Company and the Guarantors agree to reimburse the Initial Purchasers for all out-of-pocket expenses (including reasonable fees and expenses of its counsel) reasonably incurred by it in connection herewith, but without any further obligation on the part of the Company or any of the Guarantors for loss of profits or otherwise.

            (j) The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Offering Memorandum under the caption "Use of Proceeds."

            (k) Except as stated in this Agreement and in the Offering Memorandum, neither the Company nor any of its subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to result in stabilization or manipulation of the price of any security of the Company or any of the Guarantors to facilitate the sale or resale of the Notes and the Guarantees. Except as permitted by the Securities Act, the Company and the Guarantors will not distribute any offering material in connection with the Exempt Resales.

            (l) The Company and the Guarantors will use all commercially reasonable efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages (PORTAL) Market(SM) (the "PORTAL Market(SM)") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market(SM) and to permit the Notes to be eligible for clearance and settlement through DTC.

            (m) From and after the Closing Date, so long as any of the Notes are outstanding and are "restricted securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until three years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company and the Guarantors will furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resale of the Notes.

            (n) The Company and the Guarantors have complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

            (o) During the period of two years after the Closing Date, the Company and the Guarantors will not, and will not permit any of their "affiliates" (as defined in Rule 144 under the Securities Act), to, resell any of the Notes that constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

            (p) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

            (q) The Company and the Guarantors agree to comply with all the terms and conditions of the Registration Rights Agreement in all material respects and all agreements set forth in the representation letters of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

            (r) On the Closing Date, the Company will deliver to the Initial Purchasers secretary's certificates reasonably satisfactory to the Initial Purchasers which will include the following documents with respect to the Company and each Guarantor: (i) charter, (ii) by-laws, (iii) other constitutive documents, (iv) resolutions and (v) certificates of good standing and/or qualification to do business as a foreign corporation in such jurisdiction as the Initial Purchasers may reasonably request.

            (s) The Company and the Guarantors agree to cause the Exchange Offer to be made on the appropriate form, as contemplated by the Registration Rights Agreement, to permit registration of the Exchange Notes and the Exchange Guarantees to be offered in exchange for the Notes and the Guarantees, respectively, and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

            (t) The Company and the Guarantors agree that prior to any registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the 1939 Act and any necessary supplemental indentures will be entered into in connection therewith.

            (u) The Company and the Guarantors will not voluntarily claim, and will resist actively all attempts to claim, the benefit of any usury laws against holders of the Notes.

            (v) The Company and the Guarantors will do and perform all things reasonably required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Notes.

            (w) The Company and the Guarantors will take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

      6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantors, jointly and severally, agree, to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company's accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers' counsel incurred in connection therewith); (ii) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, the Registration Rights Agreement, all Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers' counsel incurred in connection with any of the foregoing other than fees of such counsel plus reasonable disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky Memoranda); (iii) the issuance and delivery by the Company of the Notes and by the Guarantors of the Guarantees and any taxes payable in connection therewith; (iv) the qualification of the Notes and Exchange Notes and Guarantees and Exchange Guarantees for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of the Initial Purchasers' counsel relating to such registration or qualification); (v) the furnishing of such copies of the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales;
(vi) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (vii) the application for quotation of the Notes in the PORTAL Market(SM) (including all disbursements and listing fees); (viii) the approval of the Notes by DTC for "book-entry" transfer (including fees and expenses of counsel); (ix) the rating of the Notes and the Exchange Notes; (x) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees; (xi) the performance by the Company and the Guarantors of their other obligations under this Agreement; provided, however, that except as provided in this Section 6 and in Sections 8 and 11 hereof, the Initial Purchasers shall pay their own costs and expenses.

      7. Conditions to Initial Purchasers' Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

            (a) No Initial Purchaser shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Guarantees, the Exchange Notes, the Exchange Guarantees, the Registration Rights Agreement, the Indenture and the Offering Memorandum, and all other legal matters relating to this Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company and the Guarantors shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (c) Bass Berry & Sims PLC counsel for the Company shall have furnished to the Initial Purchasers its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in a form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers and substantially in the form attached hereto as Exhibit C-1.

            (d) Miles & Stockbridge PC counsel for the Company shall have furnished to the Representatives its written opinion, as counsel to the Company and the Guarantors, addressed to the Initial Purchasers and dated the Closing Date, in a form and substance satisfactory to the Initial Purchasers and counsel for the Initial Purchasers and substantially in the form attached hereto as Exhibit C-2.

            (e) The Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated such Closing Date, with respect to the issuance and sale of the Notes, the Offering Memorandum, Guarantees, the Indenture and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

            (f) At the time of execution of this Agreement, the Initial Purchasers shall have received from Ernst & Young LLP a letter, in form and substance satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and such other matters as are ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

            (g) With respect to the letter of Ernst & Young, LLP referred to in the preceding paragraph and to the extent delivered to the Initial Purchasers concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Initial Purchaser a letter (the "bring-down letter") of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the delivery of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (h) Neither the Company, any Guarantor nor any of their respective subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference could reasonably be expected to have a Material Adverse Effect otherwise than as set forth or contemplated in the Offering Memorandum; and (ii) since such date, there shall not have been any change in the capital stock or long-term debt of the Company, any Guarantor or any of their respective subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Offering Memorandum.

            (i) The Company and each Guarantor shall have furnished or caused to be furnished to the Initial Purchasers on the Closing Date certificates of officers of the Company and each Guarantor satisfactory to Lehman Brothers Inc. as to the accuracy of the representations and warranties of the Company and each Guarantor herein at and as of the Closing Date, as to the performance by the Company and each Guarantor in all material respects of all of their obligations hereunder to be performed at or prior to the Closing Date and as to such other matters as Lehman Brothers Inc. may reasonably request.

            (j) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

            (k) The Notes shall have been designated for trading on the PORTAL Market(SM).

            (l) The Company and the Guarantors shall have executed and delivered the Registration Rights Agreement, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company and the Guarantors.

            (m) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

            (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities; (iii) the United States shall have become engaged in hostilities, there shall have been an escalation is hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of Lehman Brothers Inc., impracticable or inadvisable to proceed with offering or delivery of the Notes being delivered on the Closing Date.

            (o) On or prior to the Delivery Date, DTC shall have accepted the Notes for clearance.

            All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

      8.    Indemnification and Contribution.

            (a) The Company and each Guarantor jointly and severally shall indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Memorandum or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Offering Memorandum or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Initial Purchaser in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company, the Guarantors shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Initial Purchaser through its bad faith, gross negligence or willful misconduct), and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Initial Purchasers by or on behalf of any Initial Purchaser specifically for inclusion therein and described in Section 8(c). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.

            (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act, in each case from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or in connection with, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, and shall reimburse the Company, any Guarantor and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company, any Guarantor or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Initial Purchasers shall have the right to employ counsel to represent jointly the Initial Purchasers and those other Initial Purchasers and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Initial Purchasers against the Company or any Guarantor under this Section 8 if, in the reasonable judgment of the Initial Purchasers, it is advisable for the Initial Purchasers and those directors, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company or any Guarantor. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder

(whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment and does not include any statement as to or findings of fault, culpability or failure to act by or on behalf of any indemnified person.

            (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors on the one hand, and the purchase discounts in Section 3 hereof received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors on the other hand, or the Initial Purchasers on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors, and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8 shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes initially purchased by it and distributed to the public was offered to the Eligible Purchasers exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

            (e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge that the statements with respect to the offering of the Notes by the Initial Purchasers set forth in the last sentence on the cover page, in the last paragraph on page (ii) and in the eighth, ninth and fourteenth paragraphs in the section entitled "Plan of Distribution" in the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to the Company or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Offering Memorandum.

      9. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Notes which the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions which the amount of Notes set opposite the name of each remaining non-defaulting Initial Purchaser in Schedule I hereto bears to the total number amount of Notes set opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule I hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Notes on the Closing Date if the total amount of Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 9.09% of the total amount of Notes to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the amount of Notes which it agreed to purchase on the Closing Date pursuant to the terms of
Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other Initial Purchasers satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date. If the remaining Initial Purchasers or other Initial Purchasers satisfactory to the Representatives do not elect to purchase the Notes which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser or the Company or the Guarantors, except that the Company and the Guarantors will continue to be liable for the payment of expenses to the extent set forth in Section 6.

            Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company or any Guarantor for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Notes of a defaulting or withdrawing Initial Purchaser, the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement.

      10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(i), 7(j) or 7(n) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

      11. Reimbursement of Initial Purchasers' Expenses. If (a) the Company shall fail to tender the Notes for delivery to the Initial Purchasers by reason of any failure, refusal or inability on the part of the Company or any Guarantor to perform any agreement on their part to be performed, or because any other condition of the obligations hereunder required to be fulfilled by the Company or any Guarantor is not fulfilled, the Company and the Guarantors will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

      12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

            (a) if to the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, N.Y. 10019, Attention: Syndicate Department, (fax: (212) 526-0943), with a copy to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, N.Y. 10022,
Attention: Robert Zuccaro, (fax (212) 751-4864) and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, NY 10022 (fax (212) 520-0421);

            (b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex or facsimile transmission to Corrections Corporation of America, 10 Burton Hills Boulevard, Nashville, Tennessee 37215, Attention: Irving E. Lingo, Jr. (Fax: (615) 263-3170); provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by mail or facsimile transmission to such Initial Purchaser at its address set forth in its acceptance telex to Lehman Brothers Inc., which address will be supplied to any other party hereto by Lehman Brothers Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Lehman Brothers Inc. as if the notice or agreement was given by all of the Initial Purchasers.

      13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that
(A) the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company and the Guarantors, officers of the Company and the Guarantors and any person controlling the Company or the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      14. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

      15. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

      16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

      18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement among the Company, the Guarantors, and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        CORRECTIONS CORPORATION OF AMERICA

                                        By /s/ John D. Ferguson
                                           -------------------------------------
                                           Name: John D. Ferguson
                                           Title: Chief Executive Officer

                                        CCA OF TENNESSEE, LLC
                                        PRISON REALTY MANAGEMENT, INC.
                                        TECHNICAL AND BUSINESS INSTITUTE OF
                                        AMERICA, INC.
                                        CCA INTERNATIONAL, INC.
                                        CCA PROPERTIES OF AMERICA, LLC
                                        CCA PROPERTIES OF ARIZONA, LLC
                                        CCA PROPERTIES OF TENNESSEE, LLC
                                        CCA WESTERN PROPERTIES, INC.

                                        By /s/ John D. Ferguson
                                           -------------------------------------
                                           Name: John D. Ferguson
                                           Title: Chief Executive Officer

                                        CCA PROPERTIES OF TEXAS, L.P.

                                        By /s/ John D. Ferguson
                                           -------------------------------------
                                           Name:  John D. Ferguson
                                           Title: Chief Executive Officer, CCA
                                                  Properties of America, LLC,
                                                  as General Partner


                                           TRANSCOR AMERICA LLC

                                        By /s/ Todd J. Mullenger
                                           -------------------------------------
                                           Name: Todd J. Mullenger
                                           Title: Vice President, Treasurer

                                                               Execution Version

Accepted:

LEHMAN BROTHERS INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC
SG AMERICAS SECURITIES, LLC & INVESTMENT BANK
AVONDALE PARTNERS
BB&T CAPITAL MARKETS
FIRST ANALYSIS SECURITIES CORPORATION
JEFFERIES & COMPANY, INC.
MORGAN JOSEPH & CO. INC.
UTENDAHL CAPITAL PARTNERS

For themselves and as representatives for the several Initial Purchasers named in Schedule I

By LEHMAN BROTHERS INC., as Authorized Representative

By: /s/ Stephen Sleigh
    ------------------------------------
  Name: Stephen Sleigh
  Title: Managing Director

By J.P. MORGAN SECURITIES INC., as Authorized Representative

By: /s/ Gerard J. Murray
    ------------------------------------
  Name: Gerard J. Murray
  Title: Managing Director

By BANC OF AMERICA SECURITIES, LLC, as Authorized Representative

By: /s/ Douglas W. McCurdy
    ------------------------------------
  Name: Douglas W. McCurdy
  Title: Principle

                                      A-1